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Greenville, SC 29601

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The South Financial Group Commences Exchange Offer for its 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008 and Suspends Cash Dividends on Common Stock

GREENVILLE, SC – August 20, 2009 – The South Financial Group, Inc. (NASDAQ: TSFG) today announced that it has commenced an offer to exchange shares of its common stock, par value $1.00 per share (the “Common Shares”) for any and all outstanding shares of TSFG’s 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V; 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV; 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-V; and 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-NV, each with no par value per share and a liquidation preference of $1,000 per share (“Preferred Stock”) (the “Exchange Offer”). Successful completion of this offer will improve TSFG’s capital structure by reducing its future Preferred Stock dividend payments and increasing its tangible common equity to tangible assets ratio.

On August 19, 2009, TSFG’s Board of Directors agreed to suspend the existing $0.01 quarterly dividend on the common stock.  This action was undertaken because the Board of Directors believes that payment of a dividend on the common stock is inconsistent with the overall objective of the TSFG’s capital plan, which is to preserve and generate capital.

In connection with the Exchange Offer, for each share of Preferred Stock validly tendered and accepted in accordance with the terms of the Exchange Offer, TSFG will issue a number of its common shares that will be fixed according to an Exchange Ratio that will be determined at 4:30 p.m., New York City time, on the second trading day immediately preceding the expiration date of the offer. The offer is currently expected to expire on Friday, September 18, 2009, and the Exchange Ratio would be fixed at 4:30 p.m., New York City time, on September 16, 2009. For each share of Preferred Stock tendered (and not subsequently withdrawn), TSFG will issue 153.846 Common Shares plus a number of Common Shares equal to $131.25 divided by the arithmetic mean of the daily volume-weighted average per share price of our Common Shares of each trading day in the five consecutive trading day period ending on and including September 16, 2009 (the “Average VWAP”), subject to a maximum Exchange Ratio of 241.346 Common Shares. The Average VWAP and the total number of shares to be issued will be announced in a press release before the opening of Nasdaq trading on Thursday, September 17, 2009. This information also will be available from The Altman Group, the information agent.

The Exchange Offer will expire at 5:00 p.m., New York City time, on Friday, September 18, 2009, unless extended or earlier terminated by TSFG. Securities that are tendered into the Exchange Offer may be withdrawn at any time prior to this date. To receive the consideration in the Exchange Offer, holders must validly tender and not withdraw their shares of Preferred Stock prior to the expiration date. TSFG will deliver the consideration promptly after the expiration date.

Morgan Stanley & Co. is acting as TSFG’s financial advisor, and Wachtell, Lipton, Rosen & Katz is acting as TSFG’s legal advisor in connection with the Exchange Offer. Morgan Stanley has not been retained to, and will not, solicit acceptances of the Exchange Offer or make any recommendations to holders with respect thereto. The Exchange Offer is subject to a number of conditions that must be satisfied or waived by TSFG on or prior to the expiration date. The complete terms and conditions of the Exchange Offer are set forth in the Offer to Exchange and Letter of Transmittal that are being sent to holders of the Preferred Stock. Holders are urged to read the exchange offer documents carefully.

This press release is neither an offer to purchase nor a solicitation to buy any shares of the Preferred Stock, nor is it a solicitation for acceptance of the Exchange Offer. TSFG is making the Exchange Offer only by, and pursuant to the terms of, a Schedule TO, which will include an Offer to Exchange and the related Letter of Transmittal. Holders of the preferred stock are urged to read the Schedule TO, including its exhibits and any amendments when they become available because they will contain important information. Copies of the Offer to Exchange and Letter of Transmittal may be obtained from The Altman Group, the information agent, at (800) 254-9280. The exchange agent for the Exchange Offer is Registrar & Transfer Company, available at (800) 368-5948. The Schedule TO, Offer to Exchange, Letter of Transmittal and certain other documents related to the Exchange Offer will also be filed with the Securities and Exchange Commission (“SEC”) and may be obtained for free at the SEC’s website, www.sec.gov.

The offer to exchange is being made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act. This press release is neither an offer to purchase nor a solicitation to buy any shares of the Preferred Stock, nor is it a solicitation for acceptance of the Exchange Offer. None of TSFG or its affiliates, the exchange agent, the information agent, the financial advisor or any person or entity is making any recommendation as to whether or not holders should tender their shares of Preferred Stock in connection with the Exchange Offer.

General Information

The South Financial Group is a bank holding company focused on serving small businesses, middle market companies, and retail customers in the Carolinas and Florida. At June 30, 2009, it had approximately $12.6 billion in total assets and 177 branch offices. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina (as Carolina First Bank), in Florida (as Mercantile Bank), and on the Internet (as Bank CaroLine). At June 30, 2009, approximately 46% of TSFG’s total customer deposits were in South Carolina, 42% were in Florida, and 12% were in North Carolina. Investor information is available at www.thesouthgroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors, many of which are beyond TSFG’s control, including: (1) deterioration in the loan portfolio could be worse than expected due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) the nature, extent, and timing of governmental actions and reforms, including existing and potential future restrictions and limitations imposed in connection with the Troubled Asset Relief Program’s voluntary Capital Purchase Plan or otherwise under the Emergency Economic Stabilization Act of 2008; (7) extended disruption of vital infrastructure; and (8) the pricing and total shares sold under the common stock offering and the relative success of the other elements of the capital plan. Additional factors that could cause results to differ materially from those described above can be found in The South Financial Group’s Annual Report on Form 10-K for the year ended December 31, 2008, and documents subsequently filed by TSFG with the Securities and Exchange Commission, including the registration statement relating to the equity offering described in this press release. All forward-looking statements included in this release are based on information available at the time of the release. TSFG assumes no obligation to update any forward-looking statement.

CONTACT:

James R. Gordon, Senior EVP & Chief Financial Officer (864) 552-9050

Mary M. Gentry, EVP - Investor Relations (864) 421-1068